                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-74095) of International Lease Finance Corporation and in the related Prospectus of our report dated February 19, 1997, with respect to the consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 1996 and the related schedule of International Lease Finance Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                ERNST & YOUNG LLP

Century City,
Los Angeles, California
March 17, 1999